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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2000

INFOCUS CORPORATION
(Exact name or registrant as specified in its charter)
Oregon	000-18908	93-0932102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
27700B S.W. Parkway Avenue, Wilsonville, Oregon 97070
(Address of principal executive offices and Zip Code)
(503) 685-8888
Registrant's telephone number, including area code:
In Focus Systems, Inc.
(Former name or former address, if changed since last report)

INFOCUS CORPORATION
FORM 8-K

Item 1.  Not Applicable

Item 2.  Acquisition or Disposition of Assets.

    On June 23, 2000, InFocus Corporation ("InFocus"), formerly In Focus Systems, Inc., completed a share exchange with the holders of 95.79% of the issued and outstanding ordinary shares of Proxima ASA, a corporation organized under the laws of the Kingdom of Norway ("Proxima"). InFocus conducted and completed the share exchange pursuant to the terms and conditions of a Business Combination Agreement, dated as of March 5, 2000, between InFocus and Proxima (the "Combination Agreement"). The share exchange is being accounted for as a pooling of interests.

    As provided in the Combination Agreement, InFocus initiated the share exchange by making a public tender offer to all of Proxima's shareholders, offering to exchange 0.3615 shares of InFocus common stock for each issued and outstanding Proxima ordinary share. The holders of 40,259,121 Proxima ordinary shares, representing approximately 95.79% of Proxima's total issued and outstanding shares, accepted the tender offer. InFocus issued 14,554,846 shares of InFocus common stock in exchange for the tendered shares. InFocus has also assumed all of Proxima's outstanding stock options. If fully exercised, InFocus would issue an additional 536,674 shares of InFocus common stock. Based on the market price of InFocus common stock at the close of trading on June 23, 2000, the total value of the InFocus common stock issued in the share exchange is approximately $450,860,000.

    As required by Norwegian law, InFocus must initiate a "mandatory offer" to purchase, for cash, all of the 1,762,060 Proxima ordinary shares that were not tendered in response to the exchange offer. In accordance with Norwegian law, the per share offering price will be NOK102. InFocus expects to commence the mandatory offer on or about July 12, 2000, and must keep the offer open for at least four weeks, but no more than six weeks, after such date. If all remaining Proxima shareholders tender their shares in response to the mandatory cash offer, InFocus would pay an aggregate of NOK180,410,052 (approximately $20.8 million) for such shares.

    If any remaining Proxima shareholders fail to tender their shares in response to the mandatory offer, InFocus intends to initiate a "compulsory acquisition" under Section 4-25 of the Norwegian Public Limited Companies Act. The purpose and effect of a compulsory acquisition is to force the remaining Proxima shareholders to sell their Proxima ordinary shares to InFocus at a fair cash price, which may be determined by a Norwegian court.

    As permitted by Norwegian law, InFocus intends to include a compulsory acquisition offer in its mandatory offer materials. InFocus would then commence the compulsory acquisition process, if necessary, by publishing notice of the compulsory acquisition offer in the Norwegian Legal Gazette immediately upon expiration of the mandatory offer. At the same time, InFocus would deposit the aggregate offering price with a financial institution authorized to do business in Norway, whereupon InFocus would be deemed the holder of all outstanding Proxima ordinary shares. The remaining Proxima shareholders must raise any objections to the compulsory acquisition offer within two months after publication of the required notice. Any Proxima shareholders who do not meet this deadline will be deemed to have accepted the compulsory acquisition offer. InFocus will attempt to reach an agreement with any Proxima shareholders who raise timely objections. To the extent InFocus is unable to reach such an agreement, a Norwegian court will determine what constitutes fair compensation.

    InFocus intends to use all of Proxima's assets in the manner Proxima used such assets prior to completion of the share exchange. The funds necessary to purchase Proxima ordinary shares in connection with the mandatory offer and compulsory acquisition will be paid from InFocus's cash reserves.

Item 3.  Not Applicable.

Item 4.  Not Applicable.

Item 5.  Other Events.

    Pursuant to the Combination Agreement, InFocus expanded its Board of Directors from four to seven members. Mr. Ole Fredriksen, Proxima's former Chief Executive Officer, and Messrs. Einar Greve and Svein Jacobsen, both of whom served on Proxima's Board of Directors, have been elected to fill the three new seats on InFocus's Board of Directors.

    InFocus also sought and received shareholder approval to amend its Articles of Incorporation to: (a) change its name from In Focus Systems, Inc., to InFocus Corporation; and (b) increase the number of authorized shares of common stock from 50,000,000 to 150,000,000. On June 2, 2000, InFocus filed an amendment to its Articles of Incorporation with the Oregon Secretary of State. A copy of the Certificate of Amendment is included as Exhibit 4 to this Form 8-K and is incorporated herein by this reference. In addition, InFocus also sought and obtained shareholder approval for an amendment to its 1998 Stock Incentive Plan, increasing the aggregate number of shares issuable thereunder from 1,500,000 to 4,500,000 shares of common stock.

Item 6.  Not Applicable.

Item 7.  Financial Statements and Exhibits.

(a)
Financial statements of business acquired.

      Incorporated by reference to Exhibit 20 are Proxima's audited balance sheets as of December 31, 1998 and 1999 and audited statements of operations, shareholders' equity and cash flows for each of the three years ended December 31, 1997, 1998 and 1999.

(b)
Pro forma financial information.

      Pursuant to Rule 11-02(c) of Regulation S-X, the filing of restated audited financial information as Exhibit 99 to this Form 8-K eliminates the requirement to include pro forma financial information herein.

(c)
Exhibits. This list is intended to constitute the exhibit index.

Exhibit No.	Document Description
2	Business Combination Agreement, dated as of March 5, 2000, by and among In Focus Systems, Inc. and Proxima ASA.
3.1	1990 Restated Articles of Incorporation
3.2	Amendment to 1990 Restated Articles of Incorporation
3.3	Amendments to the 1990 Restated Articles of Incorporation
3.4	1997 Restated Bylaws
3.5	Amendment to 1997 Restated Bylaws
20	Audited balance sheets of Proxima ASA as of December 31, 1998 and 1999 and audited statements of operations, shareholders' equity and cash flows for the years ended December 31, 1997, 1998 and 1999.
23.1	Consent of Arthur Andersen LLP, dated July 5, 2000.
23.2	Consent of PricewaterhouseCoopers DA, dated July 5, 2000.
27	Financial Data Schedule
99.1
Audited (except as indicated) supplemental restated consolidated balance sheets of InFocus Corporation as of March 31, 2000 (unaudited) and December 31, 1999 and 1998, supplemental restated consolidated statements of operations for the three months ended March 31, 2000 (unaudited) and 1999 (unaudited) and the years ended December 31, 1999, 1998 and 1997, supplemental restated consolidated statements of shareholders' equity for the years ended December 31, 1999, 1998 and 1997 and supplemental restated supplemental statements of cash flows for the three months ended March 31, 2000 (unaudited) and 1999 (unaudited) and the years ended December 31, 1999, 1998 and 1997.
99.2	Restated Management's Discussion and Analysis of Financial Condition and Results of Operations for the Years Ended December 31, 1999, 1998 and 1997.

Signature

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOCUS CORPORATION
July 5, 2000 (Date)	By:	/s/ E. Scott Hildebrandt E. Scott Hildebrandt, Vice President, Finance, Chief Financial Officer and Secretary

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